ONVANTAGE, INC.
                     ---------------

         (A DEVELOPMENTAL STAGE ENTERPRISE)

             FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                DECEMBER 31, 1999

                                 C O N T E N T S

                                                                           PAGE
                                                                           -----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS........................  F-2

FINANCIAL STATEMENTS

     Balance Sheet as of December 31, 1999................................  F-3

     Statement of Operations for the period February 25, 1999
       (date of inception) to December 31, 1999...........................  F-4

     Statement of Stockholders' Deficit for the period February 25, 1999
       (date of inception) to December 31, 1999...........................  F-5

     Statement of Cash Flows for the period February 25, 1999
       (date of inception) to December 31, 1999...........................  F-6

     Notes to Financial Statements........................................  F-7

     Balance Sheets as of June 30, 1999 and 2000..........................  F-16

     Statements of Operations for the periods ended June 30,
       1999 and 2000......................................................  F-17

     Statement of Stockholders' Deficit for the six months
       ended June 30, 2000................................................  F-18

     Statements of Cash Flows for the periods ended
       June 30, 1999 and 2000.............................................  F-19

     Notes to Interim Financial Statements................................  F-20

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Board of Directors
Onvantage, Inc.

We have audited the accompanying balance sheet of Onvantage, Inc. (a developmental stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the period February 25, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Onvantage, Inc. (a developmental stage enterprise) as of December 31, 1999, and the results of its operations and its cash flows for the period February 25, 1999 (date of inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP

San Jose, California
July 17, 2000

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                                  BALANCE SHEET

                                DECEMBER 31, 1999

                                     ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                             $   14,800
    Prepaid expenses and deposits                                             14,573
                                                                       --------------

        Total current assets                                                  29,373

PROPERTY AND EQUIPMENT, net                                                   66,668

OTHER ASSETS                                                                   5,143
                                                                       --------------

                                                                          $  101,184
                                                                       ==============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                                      $  355,809
    Accrued liabilities                                                        9,851
    Accrued interest payable                                                  22,819
    Related party notes payable                                            1,089,413
                                                                       --------------

        Total current liabilities                                          1,477,892

COMMITMENTS AND CONTINGENCIES                                                      -

STOCKHOLDERS' DEFICIT
    Preferred stock Series A, $0.0001 par value, 10,000,000 shares authorized; 7,500,000 issued and outstanding
      (aggregate liquidation preference of $492,750)                             750
    Common stock, $0.0001 par value, 100,000,000 shares authorized;
      12,577,500 shares issued and outstanding                                 1,258
    Additional paid-in capital                                               533,164
    Accumulated deficit during development stage                          (1,911,880)
                                                                       --------------

        Total stockholders' deficit                                       (1,376,708)
                                                                       --------------

                                                                          $  101,184
                                                                       ==============

               See accompanying notes to the financial statements.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                             STATEMENT OF OPERATIONS

           FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


OPERATING EXPENSES
    Research and development                                 $  1,135,546
    Selling, general and administrative (including
      noncash compensation expense of $29,843)                    753,332
                                                             -------------

      Total operating expenses                                  1,888,878
                                                             -------------

OPERATING LOSS                                                 (1,888,878)

Interest expense                                                  (23,002)
                                                             -------------

NET LOSS                                                     $ (1,911,880)
                                                             =============


               See accompanying notes to the financial statements.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999

                                         Preferred Stock
                                             Series A              Common Stock          Additional                     Total
                                     ---------------------    ---------------------       Paid-in    Accumulated     Stockholders'
                                       Shares      Amount      Shares       Amount        Capital      Deficit         Deficit
                                     ---------    -------     --------     --------     ----------   -----------     ------------
Issuance of common stock for
   services and cash at $0.001 per
   share in June, August, September
   and November 1999                         -    $      -       735,000    $      74   $   24,880   $         -     $   24,954

Conversion of related party note
   payable to preferred and
   common stock in August 1999       7,500,000         750     5,180,000          518      496,662             -        497,930

Issuance of common stock to
   affiliates in August 1999 for
   cash at $0.001 per share                 -            -     2,320,000          232        2,088             -          2,320

Issuance of common stock under stock
   arrangements with employees and
   advisors for cash at $0.001 per
   share in August and October 1999         -            -     4,342,500          434        9,534             -          9,968

Net loss for the period                     -            -             -            -            -    (1,911,880)    (1,911,880)
                                    ---------     --------    ----------    ---------   ----------   -----------   ------------

Balances, December 31, 1999         7,500,000     $    750    12,577,500    $   1,258   $  533,164   $(1,911,880)  $ (1,376,708)
                                    =========     ========    ==========    =========   ==========   ===========   ============


               See accompanying notes to the financial statements.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS

           FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                    $ (1,911,880)
     Adjustments to reconcile net loss to net cash
         used in operating activities:
             Depreciation and amortization                                             19,555
             Stock-based compensation expense                                          29,843
             Changes in assets and liabilities:
                 Prepaid expenses                                                     (14,573)
                 Accounts payable                                                     355,809
                 Accrued liabilities                                                    9,851
                 Accrued interest expense                                              22,819
                                                                                --------------

                        Net cash used in operating activities                      (1,488,576)
                                                                                --------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to property and equipment                                              (68,545)
     Acquisition of other assets                                                      (22,821)
                                                                                --------------

                        Net cash used in investing activities                         (91,366)
                                                                                --------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Related party borrowings                                                       1,587,343
     Issuance of common stock for cash                                                  7,399
                                                                                --------------

                        Net cash provided by financing activities                   1,594,742
                                                                                --------------

Net increase in cash and cash equivalents                                              14,800

Cash and cash equivalents at beginning of period                                            -
                                                                                --------------

Cash and cash equivalents at end of period                                       $     14,800
                                                                                ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for interest                                                      $          -
     Cash paid for taxes                                                         $          -

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
     During 1999, the Company converted $5,180 and $492,750 of related party borrowings into 5,180,000 shares of common and 7,500,000 shares of preferred stock.


               See accompanying notes to the financial statements.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

     The Company
     -----------

     Onvantage, Inc. (the "Company" or "Onvantage") was incorporated in the state of Delaware on February 25, 1999. The Company is an Internet software and marketing company, that through Onvantage's Microportal technology, will allow selected customers, known as "Affinity Partners," to offer free or customer subsidized Internet Service Provider ("ISP") service. Affinity Partners will be able to offer value oriented opportunities through the Affinity Partner's own personalized, branded Microportal (licensed from and powered by Onvantage), allowing them to maximize the value of their existing customer base.

     Since the Company's inception, management has devoted its efforts to activities such as financial planning, raising capital, and research and development activities. The Company anticipates that a portion of its ongoing operations will continue to include research and development activities. Research and development expenditures were $1,135,546 in 1999.

     In May 2000, the Company entered into an Agreement of Merger and Plan of Reorganization by and among Zstar Enterprises, Inc. ("Zstar"), and Onvantage (the "Merger"). The Merger provides for exchange of common stock in which all Onvantage common shareholders will receive stock representing 63.11% of Zstar in exchange for all the outstanding shares of Onvantage.

     The Merger provides that Zstar make a private offering of 625,000 units at $6.00 per unit (the "Offering"). Each unit will be comprised of one share of common stock of Zstar and one purchase warrant ("Purchase Warrant"). Each Purchase Warrant will entitle the holder to acquire one share of common stock in Zstar for $6.00 for a period of two years from the closing of the Merger. If not exercised prior the Purchase Warrants are automatically callable 15 days after the completion of any of the following performance milestones: (a) at least 1,000 users of the Company's Microportal technology by a significant national company, (b) at least 5,000 users of the Company's Microportal technology by a national company with a presence in at least 25 states, or (c) at least 10,000 users of the Company's Microportal technology by a regional company.

     In May 2000, the Company executed a Convertible Promissory Note Payable to Zstar ("Zstar Note") that provides for the borrowing of up to $3,750,000 in connection with the Merger. The Zstar Note provides for interest at 10% per annum, with a minimum cumulative interest payment of $10,000. During May 2000, the Company borrowed $750,000 under the Zstar Note. All unpaid principal and interest on the Zstar Note is due on December 31, 2002. If payment of principal and interest is not paid on the maturity date, a late charge equal to 2.00% per annum on the delinquent amount is also assessed. The Zstar Note provides for a security interest in all of the Company's assets. The Zstar Note and accrued interest was converted into shares of the Company's common stock at the time of the closing of the Merger as provided in the Zstar Note.

     In July 2000, the Company completed the Merger with Zstar. The acquisition will be accounted for as a reverse acquisition whereby the Company was deemed to be the "accounting acquirer" under the guidance in Staff Accounting Bulletin No. 97. At the time of the merger, Zstar was a non-operating shell as all of its previous operations had been disposed of.

     The Company believes that the proceeds realized in the Merger ($3,750,000) along with the expected proceeds from the exercise of the Purchase Warrants ($3,750,000) will be sufficient to fund operations to December 31, 2000. In order for operations to continue through December 31, 2001, the Company may need to raise additional capital through debt or equity financing. The ultimate success of the Company will depend on realizing revenues and generating income from operations.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Equivalents
     --------------------

     The Company considers all highly liquid monetary instruments with an original maturity of three months or less from the date of purchase to be cash equivalents.

     Property and Equipment
     ----------------------

     Property and equipment are recorded at cost and depreciated using the straight-line method over their useful lives. The estimated useful lives for machinery, equipment and software are three to five years.

     Research and Development
     ------------------------

     Costs incurred internally in creating computer software are charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or upon completion of a working model. Thereafter, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. As of December 31, 1999, the Company has not capitalized any computer development costs.

     The Company recognizes Web site development costs in accordance with Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." As such, the Company expenses all costs incurred that relate to the planning and post implementation phases of development. Costs incurred in the development phase are capitalized and recognized over the product's estimated useful life if the product is expected to have a useful life beyond one year. Costs associated with repair or maintenance of the existing site or the development of Web site content are included in research and development expenses in the accompanying statements of operations.

     Income Taxes
     ------------

     The Company accounts for income taxes using the asset and liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No.
     109. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Stock-based Compensation
     ------------------------

     The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees." Compensation expense related to employee stock options is recorded if, on the date of grant, the fair value of the underlying stock exceeds the exercise price.

                                ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Fair Value of Financial Instruments
     -----------------------------------

     The fair value of cash and cash equivalents and accounts payable approximate carrying value due to the short term nature of such instruments. The fair value of the related party notes payable is not determinable due to the related party nature of the instrument.



NOTE 2 - PROPERTY AND EQUIPMENT, NET

     Property and equipment are as follows:

                                                        December 31,
                                                           1999
                                                    ------------------

Machinery, equipment and purchased software                  $ 68,545
Less accumulated depreciation                                  (1,877)
                                                    ------------------

                                                             $ 66,668
                                                    ==================


NOTE 3 - RELATED PARTY NOTES PAYABLE

     Related party notes payable includes an unsecured convertible promissory note payable to the Company's founder with a principal balance of $1,089,413 as of December 31, 1999. The related party notes payable are due in August 2000. Interest on the note is at 8% per annum.

     The note provided for $5,180 and $492,750 of the outstanding principal and accrued interest to be converted into 5,180,000 shares of common stock and 7,500,000 shares of Series A preferred stock. In August 1999, these amounts were converted. The outstanding principal balance can be converted into preferred shares upon a qualified equity financing as defined in the convertible promissory note.

     The common stock issued upon conversion of the related party note payable is subject to a Founder's Restricted Stock Purchase Agreement ("Founder's Agreement"). The Founder's Agreement provides that before any of these shares are permitted to be sold or otherwise transferred, the Company shall have the right of first refusal to purchase the shares. This right of first refusal terminates immediately upon the completion of certain transactions specified in the Founder's Agreement. The Founder's Agreement also provides that these shares are subject to repurchase rights in favor of the Company which are released 25% upon date of grant and the remaining shares ratably over three years. The Founder's Agreement provides that in the event of voluntary or involuntary termination before all of the shares are released from the Company's repurchase option, the Company shall have an irrevocable, exclusive option for 90 days from the date of termination to purchase all unreleased shares at the original purchase price.

                                ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


NOTE 3 - RELATED PARTY NOTE PAYABLE (CONTINUED)

     Upon a change in control, 25% of the shares shall be released from the repurchase option on the date the change of control is consummated. A change in control is defined as follows: (a) the acquisition of 50% or more of the total voting power of the Company's outstanding voting securities other than in a private financing transaction approved by the Board of Directors, (b) the sale or exchange of all of the stock of the Company, (c) a merger or consolidation in which the shareholders of the Company do not retain a majority of the beneficial interest in the voting stock after the transaction, or (d) the sale or disposition of all or substantially all of the Company's assets. The balance of the shares subject to the repurchase option shall continue to be released on the same schedule as existed prior to the change in control.

     In addition the Founder's Agreement provides for an additional release of 25% of the shares upon the termination of employment as a result of death or disability and 100% release of the unreleased shares in the event of termination other than for cause within one year after a change in control.

     The preferred stock issued upon conversion of the related party note payable is subject to a Fully Vested Restricted Stock Purchase Agreement. The Fully Vested Restricted Stock Purchase Agreement provides that before any of these shares are permitted to be sold or otherwise transferred the Company shall have the right of first refusal to purchase the shares. This right of first refusal terminates immediately upon the completion of the acquisition of the Company by another entity by means of a merger or consolidation of the Company with or into another corporation in which the stockholders of the Company own less than 50% of the voting securities of the surviving entity, the sale of all or substantially all of the assets of the Company or the date of the first sale of common stock of the Company to the general public pursuant to a registration statement filled with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933.



NOTE 4 - INCOME TAXES

     No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses since inception. The primary difference between the statutory federal tax rate of 34% and the Company's effective tax rate is the result of the valuation allowance provided against the deferred tax assets. The following table sets forth the primary components of deferred tax assets at December 31, 1999:

     Net operating loss and credit carryforwards                 $   708,000
     Valuation allowance                                            (708,000)
                                                                 ------------
                                                                 $         -
                                                                 ============

     At December 31, 1999, the Company fully provided a valuation allowance against its net deferred tax assets. The valuation allowance was increased by $708,000 during the period ended December 31, 1999. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required. At December 31, 1999, the Company had approximately $1,800,000 of federal net operating loss carryforwards for tax reporting purposes available to offset future taxable income; such carryforwards will expire beginning in 2019. Additionally, the Company has approximately $900,000 of California net operating loss carryforwards for tax reporting purposes which will expire beginning in 2004.

                                ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


NOTE 5 - STOCK OPTION PLAN

     In August 1999, the Board of Directors approved and the Company adopted the 1999 Stock Plan (the "Plan"). Under the Plan, the Company may grant options to purchase 6,700,000 shares of common stock to officers, employees and consultants. The Plan generally provides that exercise prices for employees will not be less than the fair market value per share on the date the option is granted, or 110% of the fair market value in the case of an option granted to any employee who, at the time of grant, owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company. The Plan generally provides that exercise prices for services providers will not be less than 85% of the fair market value per share on the date the option is granted, or 110% of the fair market value in the case of an option granted to any service provider who, at the time of grant, owns or is deemed to own more than 10% of the total combined voting power of all classes of stock of the Company. These options generally expire 10 years from the date of grant and vest over a period of five years.

     The Plan also provides that stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. Stock purchase rights are issued upon execution of Restricted Stock Purchase Agreements. The Restricted Stock Purchase Agreements grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of services. The purchase price for shares repurchased under the Restricted Stock Purchase Agreement is the original price paid for the shares. The Restricted Stock Purchase Agreements generally provide for the release of the repurchase option as follows:
     25% at the date of grant and the remaining 75% monthly over three years.

     During 1999, the Company issued 4,342,500 shares of common stock under the Plan. As of December 31, 1999, there were no options or stock purchase rights outstanding and 2,357,500 shares were available for grant under the Plan.

     SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of pro forma net income (loss) and income (loss) per share had the Company adopted the fair value method prescribed in SFAS No. 123. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards.

     The Company's calculation of the fair value of employee grants were made using the minimum value method with the following weighted average assumptions. The weighted average minimum value per option as of the date of grant for options granted during 1999 was $0.001.

                                                          Period Ended
                                                          December 31,
                                                             1999
                                                       ------------------

     Dividend yield                                          0.00
     Risk free interest rate                                 0.50
     Expected term, in years                                 0.08

     If the computed minimum values of the Company's stock-based awards to employees had been amortized to expense over the vesting period of the awards as specified under SFAS No. 123, there would be no significant effect on the net loss for the period.

                                ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


NOTE 6 - STOCKHOLDERS' EQUITY

     Preferred Stock
     ---------------

     Dividends

     Preferred shares are entitled to preferential non-cumulative dividends at $0.04 per share per year, if and when declared by the Board of Directors.

     Liquidation Preference

     In the event of a distribution of the Company's assets on dissolution, sale of its property, or liquidation, the preferred shares receive $0.0657 per share plus all declared and unpaid dividends.

     Conversion

     Preferred shares may be converted by the holder into common shares at any time or upon closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of shares of Common Stock for the account of the Company to the public with a minimum aggregate gross offering price of $20,000,000.

     The number of common shares into which each preferred share may be converted is determined by dividing $0.0657 by the Series A Conversion Price in effect at the time of conversion. The Series A Conversion Price is $0.0657 per share of common stock and is adjusted for certain transactions from time to time to adjust for the effects of a subdivision or combination of its outstanding common shares. As of December 31, 1999, each share of preferred stock is convertible into one share of common stock.

     Voting Rights

     Preferred shares vote the number of shares of common stock into which the share of preferred could be converted at the record date. Each share of common stock issued and outstanding has one vote on most issues presented to stockholders for action.

     Common Stock
     ------------

     In June and November 1999, the Company issued 175,000 and 50,000 shares, respectively, of the Company's Common Stock to various advisor's of the Company, at the purchase price of $0.001 per share for an aggregate purchase price of $175 and $50, respectively. Consideration for these shares also included services valued at $5,836 and $1,669 in June and November 1999, respectively. These shares were issued pursuant to a fully vested restricted stock purchase agreement (the "Restricted Common Stock Purchase Agreement"). The Restricted Common Stock Purchase Agreement provides that before any of these shares are permitted to be sold or otherwise transferred the Company shall have a right of first refusal to purchase the shares. This right of first refusal terminates immediately upon the completion of certain transactions specified in the Restricted Common Stock Purchase Agreement.

                                ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


NOTE 6 - STOCKHOLDERS' EQUITY (CONTINUED)

     In August and September 1999, the Company also issued 2,320,000 and 510,000 shares, respectively, to affiliates of the Company's Chief Executive Officer and various other Company advisors at the purchase price of $0.001 per share for an aggregate purchase price of $2,830. Consideration for the shares issued to advisors also included services valued at $22,338 in September 1999. These shares were issued pursuant to restricted stock purchase agreements. These shares are subject to a repurchase option which are generally released 25% upon date of grant and the remaining shares ratably over three years. These restricted stock purchase agreements also provide that in the event of voluntary or involuntary termination of employment by or service to the Company before all of the shares are released from the Company's repurchase option, the Company shall have an irrevocable, exclusive option for 90 days from the date of termination to purchase all unreleased shares at the original purchase price. These restricted stock purchase agreements also provide that before any of these shares are permitted to be sold or otherwise transferred the Company shall have a right of first refusal to purchase the shares. This right of first refusal terminates immediately upon the completion of certain transactions specified in the restricted stock purchase agreements.

     Warrants
     --------

     In November 1999, the Company issued warrants to purchase 5,000 shares of the Company's common stock to two independent contractors for services. These warrants are immediately exercisable and expire on November 2004 or immediately prior to the closing of the sale of issuance of shares of common stock pursuant to the Company's initial underwritten public offering of the Company's securities. The exercise prices of the warrants are $5.00 per share, subject to adjustment for certain conditions and events as provided in the warrant agreement. The value of the warrants at the date of issuance was not significant.



NOTE 7 - COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

     Related Party Leases
     --------------------

     During the period ended December 31, 1999, the Company subleased office space from Media Arts Group, Inc., a company in which Onvantage's Chief Executive Officer is a member of the Board of Directors, under a month to month agreement. The office space is leased by Media Arts Group, Inc., from a third party lessor. Total rent expense under this sublease agreement was $24,700 for the period ended December 31, 1999.

     If the Company continues its sublease from Media Arts Group, Inc. for the duration of the lease with the third party lessor, the minimum rental commitments are as follows:

      Year Ended
     December 31,
     ------------

         2000                                                   $ 189,500
         2001                                                     189,500
         2002                                                      94,700
                                                                ---------

         Total minimum payments required                        $ 473,700
                                                                =========

                                ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


NOTE 7 - COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS (CONTINUED)

     Concentrations
     --------------

     During the period ended December 31, 1999, the Company entered into an agreement for online development services with an Internet professional services firm. Research and development expenses for the period ended December 31, 1999 under this agreement were approximately $946,000. Prior to completion of the online development services a former employee of the Internet professional services firm was hired as an independent contractor. Consulting expenses, for this independent contractor, for the period ended December 31, 1999 was approximately $103,000.



NOTE 8 - SUBSEQUENT EVENTS

     Related Party Note Payable
     --------------------------

     During the six months ended June 30, 2000, the Company received additional net advances of approximately $1,060,000 on the related party note payable.

     Options
     -------

     In January, February and May 2000, the Company issued 576,000 options to purchase the Company's common stock at $2.00 per share under the Plan to the Company's employees.

     In June 2000, the Company issued 285,000 options to purchase the Company's common stock at $3.00 per share under the Plan to the Company's employees.

     Warrants
     --------

     In February 2000, the Company entered into two independent contractor agreements for the development of software applications. In connection with these agreements the Company issued warrants to purchase 80,000 shares of the Company's common stock at $2.00 per share. The value of the warrants at the date of issuance was not significant.

     In February 2000, the Company entered into an independent contractor agreement for the development of the Microportal application. The independent contractor agreement provides for compensation at specified hourly rates not to exceed total fees of $32,000. The independent contractor agreement also provides for the issuance of warrants to purchase up to 250,000 shares of the Company's common stock at $0.001 per share upon completion of specific milestones as specified in the independent contractor agreement. An initial grant of 100,000 warrants became vested and exercisable upon execution of the independent contractor agreement. The remaining warrants are granted and vest based upon completion of each specific milestone. The value of the warrants at the date of issuance was not deemed significant.

                                ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   CUMULATIVE FROM FEBRUARY 25, 1999 (DATE OF INCEPTION) TO DECEMBER 31, 1999


NOTE 8 - SUBSEQUENT EVENTS (CONTINUED)

     Lease Commitments
     -----------------

     In July 2000, the Company entered into lease agreements, in addition to the office space subleased from Media Arts Group, Inc., for administrative and sales offices, and computer equipment. Some of the operating leases provide that the Company pay taxes, maintenance, insurance and other occupancy expense applicable to leased premises. Generally, the leases provide for renewal for various periods at stipulated rates.
     Minimum lease payments are as follows:

                                                         Capital     Operating
                                                         Leases        Leases
                                                        ---------    ---------

     2000                                               $  36,000    $  83,800
     2001                                                  86,500      201,100
     2002                                                  78,600      201,100
     2003                                                       -      201,100
                                                        ---------    ---------

     Future minimum lease payments                        201,100    $ 687,100
     Amounts representing interest                         13,500    =========
                                                        ---------

     Present value of net minimum lease payments        $ 187,600
                                                        =========


     Advertising and Operating Agreements
     ------------------------------------

     In March 2000, the Company secured a co-marketing agreement with AT&T to jointly sell its private-labeled Internet access offering in conjunction with AT&T's wholesale ISP services. The joint offering enables Onvantage to provide turnkey, private-labeled Internet access to its business customers. The Company's product is presented by AT&T's sales force as a bundled service with AT&T's wholesale ISP offering.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                                           June 30,          June 30,
                                                                             1999              2000
                                                                      -----------------   ---------------
                                                                                   (unaudited)
                                                                      -----------------------------------
                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                           $      50,175     $     186,739
     Prepaid expenses and deposits                                                   -            44,282
                                                                      -----------------   ---------------

             Total current assets                                               50,175           231,021

PROPERTY AND EQUIPMENT, net                                                          -            95,071

OTHER ASSETS                                                                     5,000            13,362
                                                                      -----------------   ---------------

                                                                         $      55,175     $     339,454
                                                                      =================   ===============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable                                                    $           -     $      90,633
     Accrued interest payable                                                    7,721           105,125
     Related party notes payable                                               207,635         2,149,409
     Zstar note payable                                                              -           750,000
                                                                      -----------------   ---------------

             Total current liabilities                                         215,356         3,095,167

COMMITMENTS AND CONTINGENCIES                                                        -                 -

STOCKHOLDERS' DEFICIT
     Preferred stock Series A, $0.0001 par value, 10,000,000 shares authorized; 7,500,000 issued and outstanding
         (aggregate liquidation preference of $492,750)                              -               750
     Common stock, $0.0001 par value, 100,000,000 shares authorized;
         175,000 and 12,440,000 shares issued and outstanding at
         June 30, 1999 and June 30, 2000, respectively                              18             1,244
     Additional paid-in capital                                                  5,993           558,028
     Accumulated deficit during development stage                             (166,192)       (3,315,735)
                                                                      -----------------   ---------------

             Total stockholders' deficit                                      (160,181)       (2,755,713)
                                                                      -----------------   ---------------

                                                                         $      55,175     $     339,454
                                                                      =================   ===============


               See accompanying notes to the financial statements.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                                                                   Cumulative
                                                                                                                      from
                                                                    February 25,                                   February 25,
                                                                   1999 (date of            Six Months            1999 (date of
                                                                   inception) to              Ended               inception) to
                                                                      June 30,               June 30,               June 30,
                                                                         1999                  2000                   2000
                                                                --------------------    ------------------    --------------------
                                                                                           (unaudited)
                                                                ------------------------------------------------------------------
OPERATING EXPENSES
     Research and development                                       $        58,528       $       328,969       $       1,464,515
     Selling, general and administrative (including
         noncash compensation expense of $5,836 and $0
         for the period ended June 30, 1999 and 2000,
         respectively, and $29,843 for the cumulative period
          from February 25, 1999 (date of inception) to
         June 30, 2000)                                                      99,943               991,139               1,744,471
                                                                --------------------    ------------------    --------------------

         Total operating expenses                                           158,471             1,320,108               3,208,986
                                                                --------------------    ------------------    --------------------

OPERATING LOSS                                                             (158,471)           (1,320,108)             (3,208,986)

Interest expense                                                             (7,721)              (83,747)               (106,749)
                                                                --------------------    ------------------    --------------------

NET LOSS                                                            $      (166,192)      $    (1,403,855)      $      (3,315,735)
                                                                ====================    ==================    ====================


               See accompanying notes to the financial statements.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                         Preferred Stock
                                             Series A              Common Stock          Additional                     Total
                                     ---------------------    ---------------------       Paid-in    Accumulated     Stockholders'
                                       Shares      Amount      Shares       Amount        Capital      Deficit         Deficit
                                     ---------    --------    --------     --------     ----------   -----------     ------------

Balances, January 1, 2000            7,500,000    $     750   12,577,500    $   1,258    $ 533,164   $ (1,911,880)   $ (1,376,708)

Issuance of common stock for cash
   at $0.001 per share in
   January 2000 (unaudited)                  -      539,000           54          485            -            539

Repurchase of common stock issued
   under stock arrangements with
   employees and advisors in March
   2000 (unaudited)                          -            -     (689,000)         (69)        (620)             -            (689)

Issuance of common stock for cash at
   $2.00 per share in April 2000
   (unaudited)                               -            -       12,500            1       24,999              -          25,000

Net loss for the six months ended
   June 30, 2000 (unaudited)                 -            -            -            -            -     (1,403,855)     (1,403,855)
                                     ---------    ---------   ----------    ---------    ---------   ------------    ------------

Balances, June 30, 2000 (unaudited)  7,500,000    $     750   12,440,000    $   1,244    $ 558,028   $ (3,315,735)   $ (2,755,713)
                                     =========    =========   ==========    =========    =========   ============    ============

               See accompanying notes to the financial statements.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                                           Cumulative
                                                                                                              from
                                                                     February 25,                         February 25,
                                                                    1999 (date of     Six Months         1999 (date of
                                                                    inception) to         Ended          inception) to
                                                                       June 30,          June 30,            June 30,
                                                                         1999              2000                2000
                                                                   ---------------   ----------------    ------------------
                                                                                           (unaudited)
                                                                   --------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                          $ (166,192)    $ (1,403,855)        $ (3,315,735)
     Adjustments to reconcile net loss to net cash
         used in operating activities:
             Depreciation and amortization                                      -            6,033               25,588
             Stock-based compensation expense                               5,836                -               29,843
             Changes in assets and liabilities:
                 Prepaid expenses                                               -          (29,709)             (44,282)
                 Accounts payable                                               -         (265,176)              90,633
                 Accrued liabilities                                            -           (9,851)                   -
                 Accrued interest expense                                   7,721           82,306              105,125
                                                                   ---------------    -------------       --------------

                        Net cash used in operating activities            (152,635)      (1,620,252)          (3,108,828)
                                                                   ---------------    -------------       --------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to property and equipment                                        -          (33,655)            (102,200)
     Acquisition of other assets                                           (5,000)          (9,000)             (31,821)
                                                                   ---------------    -------------       --------------

                        Net cash used in investing activities              (5,000)         (42,655)            (134,021)
                                                                   ---------------    -------------       --------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of Z Star note payable                              -          750,000              750,000
     Related party borrowings                                             207,635        1,233,996            2,821,339
     Issuance of common stock for cash                                        175           25,539               32,938
     Principal payments on related party borrowings                             -         (174,000)            (174,000)
     Repurchase of common stock                                                 -             (689)                (689)
                                                                   ---------------    -------------       --------------

                        Net cash provided by financing activities         207,810        1,834,846            3,429,588
                                                                   ---------------    -------------       --------------

Net increase in cash and cash equivalents                                  50,175          171,939              186,739

Cash and cash equivalents at beginning of period                                -           14,800                    -
                                                                   ---------------    -------------       --------------

Cash and cash equivalents at end of period                              $  50,175       $  186,739            $ 186,739
                                                                   ===============    ==============      ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid for interest                                             $       -       $        -            $       -
     Cash paid for taxes                                                $       -       $        -            $       -


SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
     During 1999, the Company converted $5,180 and $492,750 of related party borrowings into 5,180,000 shares of common and 7,500,000 shares of preferred stock.

               See accompanying notes to the financial statements.

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                                  JUNE 30, 2000


NOTE 1- SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim information. The information at June 30, 2000 and for the period February 25, 1999 (date of inception) to June 30, 1999 and the six months ended June 30, 2000 includes all adjustments that the management of the Company believes are necessary for a fair presentation for the results of the periods presented.

     Results for any interim period are not necessarily indicative of the results for any future interim period or for the entire year. The accompanying financial statements and notes thereto should be read in conjunction with the Company's audited financial statements and notes thereto for the period February 25, 1999 (date of inception) to December 31, 1999.



NOTE 2 - PROPERTY AND EQUIPMENT, NET

     Property and equipment are as follows:

                                                           June 30,
                                                             2000
                                                      --------------------
                                                          (unaudited)
     Machinery, equipment and purchased software          $      102,200
     Less accumulated depreciation                                (7,129)
                                                      --------------------

                                                          $       95,071
                                                      ====================



NOTE 3 - RELATED PARTY NOTES PAYABLE

     During the six months ended June 30, 2000, the Company received additional net advances of approximately $1,060,000 on the related party note payable.



NOTE 4 - STOCKHOLDERS' EQUITY

     During the six months ended June 30, 2000, we issued the following equity instruments:

     DESCRIPTION                                 Options           Warrants
                                              -------------    --------------

     Balance as of January 1, 2000                        -             5,000

     Issuance for services                                -           180,000
     Grants under stock option plan                 861,000                 -
                                              -------------    --------------

Balance as of June 30, 2000                         861,000           185,000
                                              =============    ==============

                                 ONVANTAGE, INC.

                       (A DEVELOPMENTAL STAGE ENTERPRISE)

                NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)

                                  JUNE 30, 2000


NOTE 5 - COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

     Lease Commitments
     -----------------

     In July 2000, the Company entered into lease agreements, in addition to the office space subleased from Media Arts Group, Inc., for administrative and sales offices, and computer equipment. Some of the operating leases provide that the Company pay taxes, maintenance, insurance and other occupancy expense applicable to leased premises. Generally, the leases provide for renewal for various periods at stipulated rates.
     Minimum lease payments are as follows:

                                                              Capital             Operating
                                                               Leases               Leases
                                                          ---------------       -------------

     2000                                                  $      36,000         $     83,800
     2001                                                         86,500              201,100
     2002                                                         78,600              201,100
     2003                                                              -              201,100
                                                          ---------------       -------------

     Future minimum lease payments                               201,100         $   687,100
     Amounts representing interest                                13,500        =============
                                                          ---------------

     Present value of net minimum lease payments           $     187,600
                                                          ===============



     Advertising and Operating Agreements
     ------------------------------------

     In March 2000, the Company secured a co-marketing agreement with AT&T to jointly sell its private-labeled Internet access offering in conjunction with AT&T's wholesale ISP services. The joint offering enables Onvantage to provide turnkey, private-labeled Internet access to its business customers. The Company's product is presented by AT&T's sales force as a bundled service with AT&T's wholesale ISP offering.